Exhibit 10.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is dated and made effective February 4, 2026 (the “Effective Date”), by and between 3801 EAST SECOND AVENUE, LLC (“Landlord”) and VITAMIN COTTAGE NATURAL FOOD MARKETS, INC. (“Tenant”).

RECITALS

A.          Pursuant to that certain Lease dated March 1, 2001 (the “Lease”), Landlord leased to Tenant and Tenant leased from Landlord certain real property located in the City of Lakewood, State of Colorado, all as more particularly described in the Lease (the “Premises”).

B.          The term of the Lease is set to expire February 28, 2026. Tenant has no renewal options remaining under the Lease.

C.         Landlord and Tenant desire to extend the term of the Lease, and to otherwise amend certain provisions of the Lease, in accordance with the terms and conditions of this Amendment.

AMENDMENT:

Now therefore, for good and valuable consideration, the receipt and legal sufficiency of which the parties acknowledge, the parties agree as follows:

1.         Defined Terms. Capitalized terms that are not otherwise defined in this Amendment shall have the meanings ascribed to them in the Lease.

2.         Extension of Term. The term of the Lease is hereby extended by two (2) years to February 29, 2028 (the “Expiration Date”). For purposes of this Amendment, the “Extended Term” means the portion of the term commencing on March 1, 2026, and expiring on the Expiration Date. The term of the Lease shall end at 11:59 p.m. on the Expiration Date, unless sooner terminated in accordance with the terms of the Lease, as amended hereby.

3.         Monthly Fixed Rent. Fixed rent for the period commencing on the Effective Date and ending on February 28, 2026, shall remain as set forth in the Lease. The monthly fixed rent for the Premises during the Extended Term shall be as follows:

Period	Monthly Installment of Fixed Rent
Extended Term
3/01/26 – 2/29/28	$8,000.00

4.         Ratification. Except as expressly amended by this Amendment, all of the terms and conditions of the Lease remain unmodified and continue in full force and effect. The Lease, as hereby amended, is hereby ratified and affirmed in all respects. If anything contained in this Amendment conflicts with any terms of the Lease, the terms of this Amendment shall prevail.

5.         Successors and Amendment; Counterparts. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be executed in counterparts, each of which shall constitute an original, but which, taken together, shall be one original agreement. Any counterpart of this Amendment may be executed and delivered by electronic transmission (including, without limitation, e-mail or by portable document format (pdf)) and shall have the same force and effect as an original.

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IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease as of the date first above written.

LANDLORD: 3801 EAST SECOND AVENUE, LLC

By:	/s/ Zephyr Isely
Name:	Zephyr Isely
Title:	Manager

TENANT: VITAMIN COTTAGE NATURAL FOOD MARKETS, INC.

By:	/s/ Kemper Isely
Name:	Kemper Isely
Title:	Co-President

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